UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2013

NORTHEAST COMMUNITY BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

United States	0-51852	06-178-6701
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

325 Hamilton Avenue, White Plains, New York		10601
(Address of principal executive offices)		(Zip Code)

(914) 684-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)          On September 26, 2013, the Boards of Directors of Northeast Community Bancorp, Inc. (the “Company”), its wholly-owned subsidiary, Northeast Community Bank (the “Bank”) and Northeast Community Bancorp, MHC (the “MHC”), appointed Donald S. Hom as Executive Vice President, Treasurer and Chief Financial Officer of the Company, the Bank and the MHC.

Mr. Hom served as Senior Vice President and Treasurer of the Company and the Bank since 2006 and as Senior Vice President, Treasurer and Interim Chief Financial Officer of the Company, the Bank and the MHC since July 2013.

Item 8.01	Other Events.

On October 2, 2013, the Company announced that the MHC will hold a special meeting of its members to vote on a proposal to waive the MHC’s right to receive annual dividends of up to $0.12 per share that may be declared by the Company during the 12-month period following the member vote. The special meeting will be held on November 12, 2013.

For more information, reference is made to the Company’s press release dated October 2, 2013, a copy of which is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

99.1	Press Release dated October 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Northeast Community Bancorp, Inc.

Date: October 2, 2013	By:	/s/ Kenneth A. Martinek
Kenneth A. Martinek
Chairman and Chief Executive Officer